As filed with the Securities and Exchange Commission on March 31, 2025

Registration No. 333- 195000

Registration No. 333- 225362

Registration No. 333- 262041

Registration No. 333- 272710

Registration No. 333- 272711

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195000

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-225362

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-262041

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-272710

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-272711

UNDER THE SECURITIES ACT OF 1933

Fundamental Global Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	46-1119100
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

108 Gateway Blvd, Suite 204

Mooresville, NC 28117

(704) 994-8279

(Address of Principal Executive Offices, Including Zip Code)

FG Financial Group, Inc. 2021 Equity Incentive Plan, as amended

FG Financial Group, Inc. Employee Share Purchase Plan

FG Financial Group, Inc. 2021 Equity Incentive Plan

1347 Property Insurance Holdings, Inc. 2018 Equity Incentive Plan

1347 Property Insurance Holdings, Inc. Equity Incentive Plan

(Full Title of the Plan)

D. Kyle Cerminara

Chief Executive Officer

c/o Fundamental Global Inc.

108 Gateway Blvd, Suite 204

Mooresville, NC 28117

(704) 994-8279

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Amy Bowler

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, CO 80202

Phone: (303) 295-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Fundamental Global Inc. (f/k/a FG Financial Group, Inc. and 1347 Property Insurance Holdings, Inc.), a Nevada corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”):

●	Registration Statement on Form S-8 (No. 333-195000), filed with the SEC on April 2, 2014;
●	Registration Statement on Form S-8 (No. 333-225362), filed with the SEC on June 1, 2018;
●	Registration Statement on Form S-8 (No. 333-262041), filed with the SEC on January 6, 2022;
●	Registration Statement on Form S-8 (No. 333-272710), filed with the SEC on June 16, 2023; and
●	Registration Statement on Form S-8 (No. 333-272711), filed with the SEC on June 16, 2023.

The Company has terminated all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Company in Part II of each Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, by filing these Post-Effective Amendments, the Company hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statements, if any, as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mooresville, State of North Carolina, on the 31st day of March, 2025.

FUNDAMENTAL GLOBAL INC.

By:	/s/ D. Kyle Cerminara
D. Kyle Cerminara, Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.